SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material under Rule 14a-12

                             FMI Mutual Funds, Inc.
                (Name of Registrant as Specified in its Charter)
           __________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)   Title of each class of securities to which transaction applies:

    2)   Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4)   Proposed maximum aggregate value of transaction:

    5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    3) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

Notice of Special Meeting of Shareholders of
The FMI Woodland Small Capitalization Value Fund
To be Held December 20, 2002

To Shareholders of the FMI Woodland Small Capitalization Value Fund:

       We invite you to attend a special meeting of shareholders of the FMI Woodland Small Capitalization Value Fund, on Friday, December 20, 2002, at 9:30 a.m. (local time), at the offices of Fiduciary Management, Inc. at 225 East Mason Street, Milwaukee, Wisconsin 52302. As we describe in the accompanying proxy statement, the shareholders will vote on proposals to:

       1. Approve a new sub-advisory agreement for the Fund with Woodland Partners LLC.

       2. Approve a new sub-advisory agreement for the Fund with GAMCO Investors, Inc.

       The shareholders will also consider and act on any other business that properly comes before the special meeting.

       We have enclosed a proxy card with this proxy statement. Your vote is important, no matter how many shares you own. Even if you plan to attend the special meeting, please complete, date and sign the proxy card and mail it as soon as you can in the envelope we have provided. If you attend the special meeting, you can revoke your proxy and vote your shares in person if you choose.

       We look forward to seeing you at the special meeting.

                                       FMI MUTUAL FUNDS, INC.

                                       /s/ Donald S. Wilson

                                       Donald S. Wilson
                                         Secretary
Milwaukee, Wisconsin
November 21, 2002

                           FREQUENTLY ASKED QUESTIONS

Q:       Why have I received this proxy statement?

         Our Board of Directors has sent you this proxy statement, starting around November 21, 2002 to ask for your vote as a shareholder of the FMI Woodland Small Capitalization Value Fund.

Q:       What am I voting on?

         You will vote on the following proposals:

         Proposal No.                     Description
         ------------  ---------------------------------------------------------

              1 Approval of the new sub-advisory agreement for the Fund with Woodland Partners LLC, or Woodland.

              2 Approve a new sub-advisory agreement for the Fund wit GAMCO Investors, Inc., or GAMCO.

         Our Board of Directors is not aware of any other matter that will be presented to you at the special meeting.

Q:       Who is entitled to vote?

         If you owned shares of the Fund as of the close of business on the record date, October 31, 2002, then you are entitled to vote. You will be entitled to one vote per share for each share you own on the record date.

Q:       Do I need to attend the special meeting in order to vote?

         No. You can vote either in person at the special meeting or by completing and mailing the enclosed proxy card.

Q:       How will proxies be solicited?

         We (the Fund) will solicit proxies by mail. In addition, certain of our officers and employees and officers and employees of Woodland may solicit by telephone, telegraph and personally. We will not pay these officers and employees specifically for soliciting proxies. We may elect to use the services of an outside proxy solicitor. GAMCO Investors, Inc. will bear the cost of soliciting proxies, including preparing, assembling and mailing the proxy material, and the cost of using the services of any such outside proxy solicitor.

Q:       How many shares of the Fund's stock are entitled to vote?

         As of the record date, there were 2,912,936 shares of the Fund entitled to vote at the special meeting.

Q:       What happens if the special meeting is adjourned?

         The special meeting could be adjourned if, for example, a quorum does not exist or if sufficient votes to approve a proposal are not received. For purposes of any adjournment, proxies will be voted "for" adjournment unless you direct otherwise by writing anywhere on the enclosed proxy that you will vote against any adjournments.

Q:       What constitutes a quorum?

         A "quorum" refers to the number of shares that must be in attendance, in person or by proxy, at a meeting to lawfully conduct business. A majority of the votes of the shares of the Fund entitled to be cast represent a quorum.

Q: What happens if I sign and return my proxy card but do not mark my vote?

         Mr. Ted D. Kellner and Mr. Donald S. Wilson, as proxies, will vote your shares to approve adopting both of the new sub-advisory agreements.

Q:       May I revoke my proxy?

         You may revoke your proxy at any time before it is exercised by giving notice of your revocation to us in writing (by subsequent proxy or otherwise). Your presence at the special meeting does not itself revoke your proxy.

Q:       Who will count the votes?

         Fiduciary Management, Inc., Milwaukee, Wisconsin, will count the votes and act as inspector of elections.

Q:       How can I obtain a copy of the annual report?

         You may request a copy of our latest annual report and semi-annual report succeeding the annual report by writing to FMI Mutual Funds, Inc., 225 East Mason Street, Milwaukee, Wisconsin 53202, Attention:
         Corporate Secretary, or by calling 1-800-811-5311. We will furnish these copies free of charge.

               OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of shares of the FMI Woodland Small Capitalization Value Fund as of September 30, 2002 by each person or entity known by us to own beneficially more than 5% of the shares of the Fund. As of September 30, 2002 none of the directors or executive officers of the Fund (9 persons) owned shares of the Fund.

         Name and Address of                      Amount of
              5% Owners                       Beneficial Ownership            Percentage Ownership
--------------------------------------    ----------------------------    --------------------------------
American Express Co.                                  970,482                        32.92%
FBO American Express
Retirement Services Plans
50534 Axp Financial Center
Minneapolis, MN  55474

Wells Fargo Bank MN, NA                               470,544                        15.96%
FBO Lakewood Cemetery
P.O. Box 1533 Minneapolis, MN 55480

National Financial Services LLC                       463,575                        15.72%
FBO The Exclusive Benefit of our
    Customers
200 Liberty Street
New York, NY  10281

U.S.  Trust Company                                   456,005                        15.47%
1400 U.S. Trust Building
730 Second Avenue South
Minneapolis, MN  55402

                                     GENERAL

Introduction

         Fiduciary Management, Inc., a Wisconsin corporation with its principal executive office at 225 East Mason Street, Milwaukee, Wisconsin 53202 serves as the investment adviser to FMI Woodland Small Capitalization Value Fund. As such, it provides investment advisory and administrative services to the Fund. The specific investments for the Fund are made by Woodland Partners LLC, which serves as the Fund's portfolio manager. Woodland has been the Fund's portfolio manager since September 15, 1996 serving pursuant to a sub-advisory agreement with the Fund and the Fund's investment adviser, Fiduciary Management, Inc. The sub-advisory agreement was last submitted to a vote of the Fund's shareholders on October 15, 2001 when Fiduciary Management, Inc. became the Fund's investment adviser. The sub-advisory agreement was terminated on October 16, 2002. See "Repurchase of Richard Rinkoff's Membership Interest" below.

Repurchase of Richard Rinkoff's Membership Interest

         Prior to October 16, 2002, Woodland was owned in equal parts by Richard
J. Rinkoff, Elizabeth M. Lilly and Richard W. Jensen. On October 16, 2002, Woodland repurchased Mr. Rinkoff's membership interest resulting in Woodland being owned in equal parts by the remaining members, Mr. Jensen and Ms. Lilly. The repurchase constituted an "assignment," as that term is defined in the Investment Company Act of 1940, and an automatic termination of the sub-advisory agreement. Consequently, pursuant to Rule 15a-4 of the Investment Company Act of 1940, the Fund, Fiduciary Management, Inc. and Woodland entered into an interim sub-advisory agreement, which took effect on October 16, 2002. The interim sub-advisory agreement is substantially the same as the sub-advisory agreement in effect prior to October 16, 2002. It differs from the former sub-advisory agreement in two principal respects. First, it will terminate not later than March 14, 2002 and cannot be continued beyond that date, and, second, all consideration payable to Woodland under the interim sub-advisory agreement is held in an interest-bearing account with the Fund's custodian pending the approval by the Fund's shareholders of a new sub-advisory agreement with Woodland.

         As indicated above, under the Investment Company Act of 1940, the interim sub-advisory agreement may remain in effect for a period of not longer than 150 days. Rule 15a-4 contemplates that while an interim sub-advisory agreement is in effect, shareholders will approve a new sub-advisory agreement. Accordingly, on October 14, 2002, our Board of Directors approved a new sub-advisory agreement for the Fund with Woodland, substantially in the form attached hereto as Exhibit A, and directed that it be submitted to the shareholders of the Fund for approval. The new Woodland sub-advisory agreement will take effect upon being approved by the shareholders of the Fund. If the new Woodland sub-advisory agreement is not approved by the shareholders of the Fund, Woodland will be paid out of the escrow account, the lesser of (i) any costs it incurred in performing services pursuant to the interim sub-advisory agreement (plus interest earned on that amount while in escrow), or (ii) the total amount in the escrow account (plus interest earned).

         Woodland is a Minnesota limited liability company with its principal place of business located at 60 South Sixth Street, Suite 3750, Minneapolis, MN 55402. Its principal executive officers and members are Richard W. Jensen and Elizabeth M. Lilly. Their address is c/o Woodland Partners LLC, 60 South Sixth Street, Suite 3750, Minneapolis, MN 55402. Mr. Jensen and Ms. Lilly have been principally employed as portfolio managers for Woodland since 1996.

Sale to GAMCO Investors, Inc.

         Woodland has entered into an agreement with GAMCO Investors, Inc. pursuant to which the mutual fund investment advisory business of Woodland will be sold to GAMCO. (Pursuant to that same agreement the non-mutual fund investment advisory business of Woodland was sold to GAMCO on November 7, 2002.) Mr. Jensen and Ms. Lilly have become employed by GAMCO, but also remain employed by Woodland pending the closing of the sale of Woodland's mutual fund investment advisory business to GAMCO. The sale of Woodland's mutual fund investment advisory business, which will not take place until after the special meeting, will constitute an "assignment," as that term is defined in the Investment Company Act of 1940, and an automatic termination of the sub-advisory agreement then in effect (i.e., either the new Woodland sub-advisory agreement if it is approved by shareholders or the interim sub-advisory agreement). Accordingly, on October 14, 2002, our Board of Directors approved a new sub-advisory agreement for the Fund with GAMCO, substantially in the form attached hereto as Exhibit A. The new GAMCO sub-advisory agreement will take effect upon the consummation of the sale of Woodland's mutual fund investment advisory business to GAMCO. The sale is scheduled to be completed promptly following the special meeting.

         GAMCO is a Delaware corporation with its principal place of business at One Corporate Center, Rye, New York 10580. GAMCO is an investment advisory firm that is wholly-owned by Gabelli Asset Management Inc. Gabelli Asset Management Inc. is a public company traded on the New York Stock Exchange that provides investment advisory and brokerage services through its subsidiaries. As of June 30, 2002 Gabelli Asset Management Inc. through its subsidiaries managed approximately $20 billion in assets. Gabelli Group Capital Partners, Inc. owns stock having approximately 97% of the voting power of the outstanding shares of Gabelli Asset Management Inc. Mario J. Gabelli owns a majority of the outstanding shares of Gabelli Group Capital Partners, Inc. The address of each of Gabelli Asset Management Inc., Gabelli Group Capital Partners, Inc. and Mario
J. Gabelli is One Corporate Center, Rye, NY 10580. All of GAMCO's principal executive officers and directors are employed by GAMCO at its Rye, NY office. The name and principal occupation of GAMCO's principal executive officer and directors are listed below:

        Name                              Principal Occupation
        ----                              --------------------
Douglas R. Jamieson               Executive Vice President, Managing Director
                                   and Director

Joseph R. Rindler, Jr.            Chairman of the Board, Managing Director and
                                   Director

Regina M. Pitaro                  Managing Director and Director

F. William Scholz II              Managing Director and Director

William Selby                     Managing Director and Director

         GAMCO serves as a sub-advisor to registered investment companies having investment objectives similar to the Fund. The names of these investment companies, their net assets as of September 30, 2002 and the rate of GAMCO's compensation is set forth below:

                                                           Net Assets As of            Fees Paid (as a Percentage
                Investment Company                        September 30, 2002           of Assets Under Management)
                ------------------                        ------------------           ---------------------------
Enterprise Accumulated Trust Small Cap Fund                  $300,236,976                         0.40%
Enterprise Small Company Fund                                $427,031,312                         0.40%
ASAF Gabelli Small Cap Value Fund                            $174,255,239                         0.40%
AST Gabelli Small-Cap Value Fund                             $447,855,156                         0.40%

Section 15(f) of the Investment Company Act of 1940

         If the shareholders of the Fund approve either the new Woodland sub-advisory agreement or the new GAMCO sub-advisory agreement, the Fund intends to comply with Section 15(f) of the Investment Company Act of 1940. Compliance with Section 15(f) will involve: (a) for a period of three years after the special meeting no more than 25% of our Board of Directors will be "interested persons" (within the meaning of Section 2(a)(19) of the Investment Company Act of 1940) of either Woodland or GAMCO (currently none are); and (b) for a period of two years after the special meeting neither Woodland nor GAMCO (nor any "interested person" thereof) will be entitled to receive any compensation, directly or indirectly, (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the Fund, other than bona fide compensation as principal underwriter for the Fund, or (ii) from the Fund or its shareholders for other than bona fide investment advisory or other services.

                          DESCRIPTION OF THE AGREEMENTS

         Each of the new sub-advisory agreements contains substantially the same terms as the interim sub-advisory agreement (except the term of the interim sub-advisory agreement will not exceed 150 days and the consideration paid to Woodland under the interim sub-advisory agreement will be held in escrow) and the sub-advisory agreement in effect prior to October 16, 2002.

         Pursuant to the sub-advisory agreements, the portfolio manager (i.e., either Woodland or GAMCO) makes specific portfolio investments in accordance with the Fund's investment objectives, restrictions and policies and overall investment approach and strategies provided by our investment adviser. The portfolio manager's activities are subject to the general supervision by Fiduciary Management, Inc. and our Board of Directors. Although Fiduciary Management, Inc. and our Board of Directors do not evaluate the investment merits of the specific securities selections, they do review the portfolio manager's overall performance. The portfolio manager is employed, and may be terminated, by Fiduciary Management, Inc., subject to prior approval of our Board of Directors.

         Fiduciary Management, Inc. (not the Fund) pays the portfolio manager's annual sub-advisory fee of 0.75% of the Fund's average daily net assets. (The Fund pays Fiduciary Management, Inc. an annual advisory fee of 1.00% of the Fund's average daily net assets.) Under the sub-advisory agreements, the portfolio manager must pay Fiduciary Management, Inc. an amount equal to 75% of any fee waiver or expense reimbursement that Fiduciary Management, Inc. is obligated to pay to the Fund in any fiscal year.

         For the fiscal year ended June 30, 2002, Fiduciary Management, Inc. paid sub-advisory fees to Woodland of $295,862. (The Fund paid Fiduciary Management, Inc. advisory fees of $394,483 during such fiscal year.) During the fiscal year ended June 30, 2002 the Fund paid brokerage commissions of $119,853 on transaction having a total market value of $38,171,994 to brokers who provided research services to Woodland.

         If approved, each of the new sub-advisory agreements will remain in effect for two years from the date of their effectiveness and thereafter as long as their continuance is specifically approved at least annually (a) by our Board of Directors and (b) by the vote of a majority of our directors who are not parties to the sub-advisory agreement or interested persons of Fiduciary Management, Inc. or the portfolio manager, cast in person at a meeting called for the purpose of voting on such approval. The new sub-advisory agreements provide that they may be terminated by any party upon giving written notice 30 days in advance to the other parties. They will automatically terminate if they are assigned within the meaning of the Investment Company Act of 1940. (As indicated above the new Woodland sub-advisory agreement will terminate upon the sale of Woodland to GAMCO.)

         The sub-advisory agreements provide that the portfolio manager will not be liable to us or our shareholders for anything other than willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties. The sub-advisory agreements provide that the portfolio manager and its respective officers, directors and employees, may engage in other businesses, devote time and attention to any other business (whether of a similar or dissimilar nature), and render services to others.

                                 PROPOSAL NO. 1:

                     APPROVAL OF NEW SUB-ADVISORY AGREEMENT
                           with Woodland Partners LLC

         Required Vote. The favorable vote of the holders of a "majority" (as defined in the Investment Company Act of 1940) of the outstanding shares of the Fund is required for the approval of the new Woodland sub-advisory agreement. Under the Investment Company Act of 1940, the vote of the holders of a "majority" of the outstanding shares of the Fund means the vote of the holders of the lesser of (a) 67% or more of its shares present at the special meeting or represented by proxy if the holders of 50% or more of its shares are so present or represented; or (b) more than 50% of its outstanding shares. Abstentions and broker non-votes will not be counted for or against the new sub-advisory agreement, but will be counted as votes present for purposes of determining whether or not more than 50% of the outstanding shares are present or represented at the special meeting. The failure to vote (other than by abstention or broker non-votes), assuming more than 50% of the outstanding shares of the Fund are present, has no effect if (a) above is applicable and has the same effect as a vote against the new sub-advisory agreement if (b) above is applicable. Abstentions and broker non-votes (i.e., proxies with respect to shares held by a broker or other nominee that are not voted because the nominee lacks discretionary authority to vote the shares) have the same effect as a vote against the new sub-advisory agreement.

         If at the announced time of the meeting insufficient votes have been received to approve the new Woodland sub-advisory agreement, we may adjourn the meeting to one or more later dates to allow time to solicit additional proxies sufficient to approve the new Woodland sub-advisory agreement. The persons designated as proxies will vote proxies "for" adjournment unless you direct otherwise by writing anywhere on the enclosed proxy that you will vote against any adjournments. If the shareholders of the Fund do not approve the new Woodland sub-advisory agreement, our Board of Directors will consider such alternative actions as are in the best interest of the Fund.

         Recommendation. Our Board of Directors has unanimously approved the new Woodland sub-advisory agreement. In doing so it considered the following factors, among others:

o The new Woodland sub-advisory agreement is substantially identical to the existing sub-advisory agreement.

o The prior investment performance of Woodland Partners LLC and the fact that Mr. Jensen and Ms. Lilly will continue to be portfolio managers for the Fund. The Board of Directors noted that Woodland Partners LLC had been the sub-adviser of the Fund since the Fund's inception and over the period of the Fund's operations the performance of the Fund compared favorably to that of Russell 2000 Index. The Board of Directors also noted that Mr. Jensen and Ms. Lilly had been portfolio managers for the Fund since the Fund's inception.

         Accordingly, our Board of Directors recommends a vote "for" approval of the new Woodland sub-advisory agreement.

                                 PROPOSAL NO. 2:

                     APPROVAL OF NEW SUB-ADVISORY AGREEMENT
                           with GAMCO Investors, Inc.

         Required Vote. The favorable vote of the holders of a "majority" (as defined in the Investment Company Act of 1940) of the outstanding shares of the Fund is required for the approval of the new sub-advisory agreement. Under the Investment Company Act of 1940, the vote of the holders of a "majority" of the outstanding shares of the Fund means the vote of the holders of the lesser of
(a) 67% or more of its shares present at the special meeting or represented by proxy if the holders of 50% or more of its shares are so present or represented; or (b) more than 50% of its outstanding shares. Abstentions and broker non-votes will not be counted for or against the new sub-advisory agreement, but will be counted as votes present for purposes of determining whether or not more than 50% of the outstanding shares are present or represented at the special meeting. The failure to vote (other than by abstention or broker non-votes), assuming more than 50% of the outstanding shares of the Fund are present, has no effect if (a) above is applicable and has the same effect as a vote against the new sub-advisory agreement if (b) above is applicable. Abstentions and broker non-votes (i.e., proxies with respect to shares held by a broker or other nominee that are not voted because the nominee lacks discretionary authority to vote the shares) have the same effect as a vote against the new sub-advisory agreement.

         If at the announced time of the meeting insufficient votes have been received to approve the new GAMCO sub-advisory agreement, we may adjourn the meeting to one or more later dates to allow time to solicit additional proxies sufficient to approve the new GAMCO sub-advisory agreement. The persons designated as proxies will vote proxies "for" adjournment unless you direct otherwise by writing anywhere on the enclosed proxy that you will vote against any adjournments. If the shareholders of the Fund do not approve the new GAMCO sub-advisory agreement, the new Woodland sub-advisory agreement, if approved by the Fund's shareholders, will continue in effect until terminated. Woodland anticipates that it will terminate the new Woodland sub-advisory agreement if the new GAMCO sub-advisory agreement is not approved. Consequently, if the new GAMCO sub-advisory agreement is not approved by the Fund's shareholders, our Board of Directors will consider such alternative actions as are in the best interest of the Fund.

         Recommendation. Our Board of Directors has unanimously approved the new GAMCO sub-advisory agreement. In doing so it considered the following factors, among others:

         o The new GAMCO sub-advisory agreement is substantially identical to the existing sub-advisory agreements.

         o The fact that Mr. Jensen and Ms. Lilly will be employed by GAMCO and will continue to be the portfolio managers for the Fund.

         o The larger size of GAMCO would result in additional research resources being available to Mr. Jensen and Ms. Lilly.

         o The greater financial resources of Gabelli Asset Management Inc. as disclosed in filings with the Securities and Exchange Commission.

         Accordingly, our Board of Directors recommends a vote "for" approval of the new GAMCO sub-advisory agreement.

                                  ADMINISTRATOR

         Our administrator is Fiduciary Management, Inc. Its principal office is located at 225 East Mason Street, Milwaukee, Wisconsin 53202. Fiduciary Management, Inc. serves as administrator pursuant to an Administration Agreement, under which it receives a fee from the Fund of 0.2% per annum on the first $25 million of the daily net assets of the Fund, 0.1% per annum on the next $20 million of the daily net assets of the Fund and 0.05% per annum of the daily net assets of the Fund in excess of $45 million. During the fiscal year ended June 30, 2002 the Fund paid Fiduciary Management, Inc. $71,306 pursuant to the Administration Agreement.

                        RECEIPT OF SHAREHOLDER PROPOSALS

         Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in our proxy materials for a particular meeting of shareholders. One of these conditions relates to the timely receipt by us of any such proposal. Since we do not have regular annual meetings of shareholders, under these rules, proposals submitted for inclusion in the proxy materials for a particular meeting must be received by us a reasonable time before the solicitation of proxies for the meeting is made. The fact that we receive a shareholder proposal in a timely manner does not insure its inclusion in our proxy materials since there are other requirements in the proxy rules relating to such inclusion.

                                  OTHER MATTERS

         Our Board of Directors knows of no other matters that may come before the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons acting pursuant to the enclosed form of proxy to vote the shares represented by said proxies in accordance with their best judgment with respect to such matters.

         If you would like to receive a copy of our latest annual report and semi-annual report succeeding the annual report, please write to FMI Mutual Funds, Inc., 225 East Mason Street, Milwaukee, Wisconsin 53202, Attention:
Corporate Secretary, or by calling 1-800-811-5311. We will furnish these copies free of charge.

                                    FMI MUTUAL FUNDS, INC.

                                    /s/ Donald S. Wilson

                                    Donald S. Wilson
                                    Secretary
Milwaukee, Wisconsin
November 21, 2002

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
               OF THE FMI Woodland Small Capitalization Value FUND

         The undersigned constitutes and appoints Mr. Ted D. Kellner and Mr. Donald S. Wilson, and each of them singly, with power of substitution, attorneys and proxies for and in the name and place of the undersigned to appear and vote with the same effect as the undersigned at the special meeting of shareholders of the FMI Woodland Small Capitalization Value Fund, to be held at the offices of Fiduciary Management, Inc. at 225 East Mason Street, Milwaukee, Wisconsin 53202, on Friday, December 20, 2002, at 9:30 a.m. (local time), and at any adjournments or postponements thereof, all shares of stock of the Fund that the undersigned is entitled to vote as follows:

         1. To approve a new sub-advisory agreement for the Fund with Woodland Partners LLC .

         |_|      For         |_|      Against           |_|      Abstain

         2. To approve a new sub-advisory agreement for the Fund with GAMCO Investors, Inc.

         |_|      For         |_|      Against           |_|      Abstain

         3. In their discretion upon such other business as may properly come before the meeting.

                                    This proxy will be voted as specified. If no specification is made, this proxy will be voted for each proposal and for any adjournment.

                                    The signature on this proxy should
                                    correspond exactly with the name of the
                                    shareholder as it appears on the proxy. If stock is issued in the name of two or more persons, each should sign the proxy. If a proxy is signed by an administrator, trustee, guardian, attorney or other fiduciary, please indicate full title as such.
                                    Dated ____________________, 2002

                                    Signed
                                           --------------------------------

                                    Signed
                                           --------------------------------

This proxy is solicited on behalf of
the Board of Directors of FMI Mutual
Funds, Inc.

|_|      Please check here if you will be attending the meeting

                                                                       Exhibit A

                             SUB-ADVISORY AGREEMENT

                  FMI WOODLAND SMALL CAPITALIZATION VALUE FUND

         THIS SUB-ADVISORY AGREEMENT (this "Agreement") is made this ____ day December, 2002, by and among FMI MUTUAL FUNDS, INC., a Wisconsin corporation (the "Company"), FIDUCIARY MANAGEMENT, INC., a Wisconsin corporation (the "Adviser"), and [__________________________________] (the "Portfolio Manager").

                              W I T N E S S E T H :

         The Company is a diversified open-end management investment company registered as an investment company under the Investment Company Act of 1940 (the "Act"), and subject to the rules and regulations promulgated thereunder. The Company's authorized shares of Common Stock are divided into five series, each of which constitutes a separate investment portfolio or fund with different investment objectives and policies. Each share of a fund represents an undivided interest in the assets, subject to the liabilities, allocated to that portfolio.

         The Adviser acts as the "investment adviser" (as defined in Section 2(a)(20) of the Act) to the FMI Woodland Small Capitalization Value Fund (the "Fund"), a series of the Company's common stock, pursuant to the terms of an Investment Advisory Agreement. The Adviser is responsible for the day-to-day management and overall administration of the Fund and the coordination of investment of the Fund's assets in portfolio securities. However, specific portfolio purchases and sales for the Fund's investment portfolio, or a portion thereof, are to be made by advisory organizations recommended and selected by the Adviser, subject to the approval of the Board of Directors of the Company.

         WHEREAS, the Adviser and the Company desire to retain the Portfolio Manager as the investment adviser and the portfolio manager for the Fund.

         NOW, THEREFORE, the Company, the Adviser and the Portfolio Manager do mutually promise and agree as follows:



                                 Exhibit A - 1

         1. Employment. The Adviser being duly authorized hereby appoints and employs the Portfolio Manager as a discretionary portfolio manager to the Fund for those assets of the Fund which the Adviser determines to assign to the Portfolio Manager (those assets being referred to as the "Fund Account"), for the period and on the terms set forth in this Agreement. The Portfolio Manager hereby accepts the appointment as a discretionary portfolio manager and agrees to use its best professional judgment to make timely investment decisions for the Fund with respect to the investments of the Fund Account in accordance with the provisions of this Agreement.

         2. Authority of the Portfolio Manager. The Portfolio Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company or the Fund in any way or otherwise be deemed an agent of the Company or the Fund.

         3. Portfolio Management Services of the Portfolio Manager. The Portfolio Manager is hereby employed and authorized to select portfolio securities for investment by the Fund, to purchase and sell securities of the Fund Account, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with paragraphs 5 and 6 hereof and such operational procedures as may be agreed to from time to time by the Portfolio Manager and the Company or the Adviser (the "Operational Procedures"). In providing portfolio management services to the Fund Account, the Portfolio Manager shall be subject to such investment restrictions as are set forth in the Act and the rules thereunder, the Internal Revenue Code, applicable state securities laws, the supervision and control of the Board of Directors of the Company, such specific instructions as the Board of Directors may adopt and communicate to the Portfolio Manager, the investment objectives, policies and restrictions of the Fund furnished pursuant to paragraph 4, the provisions of Schedule A hereto and instructions from the Adviser. The Portfolio Manager is not authorized by the Company to take any action, including the purchase or sale of securities for the Fund Account, in contravention of any restriction, limitation, objective, policy or instruction described in the previous sentence. The Portfolio Manager shall maintain on behalf of the Fund the records listed in Schedule A hereto (as amended from time to time). At the Company's or the Adviser's reasonable request, the Portfolio Manager will consult with the Company or with the Adviser with respect to any decision made by it with respect to the investments of the Fund Account.

                                 Exhibit A - 2

         4. Investment Objectives, Policies and Restrictions. The Company will provide the Portfolio Manager with a statement of the investment objectives, policies and restrictions applicable to the Fund and any specific investment restrictions applicable to the Fund as established by the Company, including those set forth in its registration statement under the Act and the Securities Act of 1933, as amended. The Company retains the right, on written notice to the Portfolio Manager from the Company or the Adviser, to modify any such objectives, policies or restrictions in any manner at any time.

         5. Transaction Procedures. All transactions will be consummated by payment to or delivery by U.S. Bank, N.A. (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, as custodian for the Fund, of all cash and/or securities due to or from the Fund Account, and the Portfolio Manager shall not have possession or custody thereof or any responsibility or liability with respect thereto. The Portfolio Manager shall advise the Custodian and confirm in writing to the Company and to the Fund's administrator, Fiduciary Management, Inc., or any other designated agent of the Company, all transactions for the Fund Account executed by it with brokers and dealers at the time and in the manner as set forth in the Operational Procedures. The Portfolio Manager shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Portfolio Manager. The Company shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Portfolio Manager shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian, except that it shall be the responsibility of the Adviser to take appropriate action if the Custodian fails to confirm in writing proper execution of the instructions.

         6. Proxies. The Company or the Adviser will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund Account may be invested from time to time. At the request of the Company, the Portfolio Manager shall provide the Company with its recommendations as to the voting of such proxies.

         7. Compensation of the Portfolio Manager. The compensation of the Portfolio Manager for its services under this Agreement shall be calculated and paid by the Adviser in accordance with the attached Schedule B. Pursuant to the provisions of the Investment Advisory Agreement between the Company and the Adviser, the Adviser is solely responsible for the payment of fees to the Portfolio Manager, and the Portfolio Manager agrees to seek payment of its fees solely from the Adviser. As to the Fund, if, in any fiscal year, the


                                 Exhibit A - 3

Adviser is obligated pursuant to the Investment Advisory Agreement to waive fees payable to it by the Fund or reimburse expenses to the Fund, the Portfolio Manager shall pay to the Adviser an amount equal to 75% of such fee waiver or expense reimbursement and the Adviser shall remain liable to the Company for the full amount of such fee waiver or expense reimbursement.

         8. Other Investment Activities of the Portfolio Manager. The Company acknowledges that the Portfolio Manager or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Portfolio Manager, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Company agrees that the Portfolio Manager or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Portfolio Manager acts in good faith, and provided further, that it is the Portfolio Manager's policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Company acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Portfolio Manager shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Company shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

         9. Certificate of Authority. The Company, the Adviser and the Portfolio Manager shall furnish to each other from time to time certified copies of the resolutions of their Boards of Directors or executive committees, as the case may be, evidencing the authority of officers and employees who are authorized to act on behalf of the Company, the Fund Account, the Portfolio Manager and/or the Adviser.

         10. Liability. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Portfolio Manager, the Portfolio Manager shall not be


                                 Exhibit A - 4
liable for any act or omission in the course of, or connected with, rendering services hereunder, or for any losses that may be sustained in the purchase, holding or sale of any security.

         11. Brokerage Commissions. The Adviser, subject to the control and direction of the Board of Directors of the Company, and the Portfolio Manager, subject to the control and direction of the Board of Directors of the Company and the Adviser, shall have authority and discretion to select brokers and dealers to execute portfolio transactions initiated by the Portfolio Manager for the Fund and for the selection of the markets on or in which the transactions will be executed. The Adviser or the Portfolio Manager may cause the Fund to pay a broker-dealer which provides brokerage and research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934 (the "Exchange Act"), to the Adviser or the Portfolio Manager a commission for effecting a securities transaction in excess of the amount another broker-dealer would have charged for effecting such transaction, if the Adviser or the Portfolio Manager determines in good faith that such amount of commission is reasonable in relation to the value of brokerage and research services provided by the executing broker-dealer viewed in terms of either that particular transaction or his overall responsibilities with respect to the accounts as to which he exercises investment discretion (as defined in Section 3(a)(35) of the Exchange Act). The Portfolio Manager shall provide such reports as the Board of Directors of the Company or the Adviser may reasonably request with respect to the Fund's total brokerage and the manner in which that brokerage was allocated.

         12. Confidentiality. Subject to the duty of the Portfolio Manager and the Company to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund Account and the actions of the Portfolio Manager and the Company in respect thereto.

         13. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

                  A. The Portfolio Manager has been duly appointed by the Board of Directors of the Company to provide investment services to the Fund Account as contemplated hereby.

                  B. The Company will deliver to the Portfolio Manager a true and complete copy of its then current prospectus and statement of additional information as effective from time to time and such other documents or instruments governing the investment of the Fund Account and such other information as is necessary for the Portfolio Manager to carry out its obligations under this Agreement.

                                 Exhibit A - 5

         14. Representations, Warranties and Agreements of the Portfolio Manager. The Portfolio Manager represents, warrants and agrees that:

                  A. The Portfolio Manager is registered as an "investment adviser" under the Investment Advisers Act of 1940 ("Advisers Act"); or is a "bank" as defined in Section 202(a)(2) of the Advisers Act or an "insurance company" as defined in Section 202(a)(2) of the Advisers Act.

                  B. The Portfolio Manager will maintain, keep current and preserve on behalf of the Company, in the manner required or permitted by the Act, the records identified in Schedule A. The Portfolio Manager agrees that such records (unless otherwise indicated on Schedule A) are the property of the Company, and will be surrendered to the Company promptly upon request.

                  C. The Portfolio Manager will complete such reports concerning purchases or sales of securities on behalf of the Fund Account as the Adviser or the Company may from time to time require to ensure compliance with the Act, the Internal Revenue Code and applicable state securities laws.

                  D. The Portfolio Manager will adopt a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Company with a copy of the code of ethics and evidence of its adoption. Upon the written request of the Company, the Portfolio Manager shall permit the Company, its employees or its agents to examine the reports required to be made to the Portfolio Manager by Rule 17j-1(c)(1).

                  E. The Portfolio Manager will promptly after filing with the Securities and Exchange Commission an amendment to its Form ADV furnish a copy of such amendment to the Company and the Adviser.

                  F. The Portfolio Manager will immediately notify the Company and the Adviser of the occurrence of any event which would disqualify the Portfolio Manager from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Act or otherwise.

         15. Amendments. This Agreement may be amended by the mutual consent of the parties; provided, however, that in no event may it be amended without the approval of the Board of Directors in the manner required by the Act.

         16. Termination. This Agreement may be terminated at any time, without the payment of any penalty, by any party hereto immediately upon written notice to the others in the event of a breach of any

                                 Exhibit A - 6
provision hereof by the party so notified, or otherwise, upon giving thirty (30) days' written notice to the others, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the others. This Agreement shall terminate automatically in the event of its assignment (as defined in Section 2(a)(4) of the Act). Subject to prior termination as hereinbefore provided, this Agreement shall continue in effect for an initial period beginning as of the date hereof and ending on the second anniversary of this Agreement and indefinitely thereafter, but only so long as the continuance after such initial period is specifically approved annually by the Board of Directors of the Company in the manner required by the Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day first above written.

                                   FMI MUTUAL FUNDS, INC.
                                   (the "Company")


                                   By:  ________________________________


                                   FIDUCIARY MANAGEMENT, INC.


                                   By:  ________________________________

                                   [____________________________________]

                                    (the "Portfolio Manager")


                                   By:__________________________________


                                 Exhibit A - 7

                                   SCHEDULE A

                RECORDS TO BE MAINTAINED BY THE PORTFOLIO MANAGER

1. (1940 Act Rule 31a-1(b)(5) and (6)). A record of each brokerage order, and all other portfolio purchases and sales, given by the Portfolio Manager on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

     A.   The name of the broker;

     B. The terms and conditions of the order and of any modifications or cancellation thereof;

     C.   The time of entry or cancellation;

     D.   The price at which executed;

     E.   The time of receipt of a report of execution; and

     F.   The name of the person who placed the order on behalf of the Fund.

2. (1940 Act Rule 31a-1(b)(9)). A record for each fiscal quarter, completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

     A.   Shall include the consideration given to:

     (i)  the sale of shares of the Fund by brokers or dealers.

     (ii) The supplying of services or benefits by brokers or dealers to:

          (a)  The Fund,

          (b)  The Adviser,

          (c)  The Portfolio Manager, and

          (d)  Any person other than the foregoing.

     B. Any other consideration other than the technical qualifications of the brokers and dealers as such.

     C.   Shall show the nature of the services or benefits made available.

     D. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

     E. The name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

3. (1940 Act Rule 31a-1(b)(10)). A record in the form of an appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum,



                                 Exhibit A - 8
     recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization. 1

4. (1940 Act Rule 31a-1(f)). Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Portfolio Manager's transactions with respect to the Fund Account.






--------
         1 Such information might include: the current Form 10-K, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation, i.e., buy, sell, hold) or any internal reports or portfolio adviser reviews).



                                 Exhibit A - 9

                                   SCHEDULE B

                                  FEE SCHEDULE

       For its services to the Fund, the Adviser shall pay the Portfolio Manager a fee, paid monthly, based on the average net asset value of the Fund, as determined by valuations made as of the close of each business day of the month. The fee shall be 1/12 of 0.75% of the average daily net assets of the Fund.

       The fee shall be pro-rated for any month during which the Agreement is in effect for only a portion of the month.







                                 Exhibit A - 10